Exhibit 3.28

BY-LAWS

OF

PLASTIC TRENDS, INC.

ARTICLE I

Offices

1.01                        Principal Office - The principal office and the registered office of the Corporation shall be at such places in the State of Michigan as the Board of Directors shall from time to time determine.

1.02                        Other Offices - The Corporation may have offices at such other places, either within or without the State of Michigan, as the Board of Directors may from time to time determine.

ARTICLE II

Stock

2.01                        Capital Stock - Shares of capital stock of the Corporation shall be issued in such amounts, at such times, for such consideration, and on such terms and conditions as the Board of Directors shall determine, subject to any relevant restrictions and provisions of the Articles of Incorporation and these By-Laws.

2.02                        Certificates for Shares - Every shareholder shall be entitled to a certificate for his shares signed by the President or a Vice President and the Secretary or an Assistant Secretary, under the seal of the Corporation, certifying the number and class of shares represented by such certificate, which certificate shall state the terms and provisions of all classes of shares and, if such shares are not fully paid, the amount paid. The signature of the officers of the Corporation may be a facsimile signature if the certificate is countersigned by a transfer agent appointed by the Corporation. All signatures which have been affixed to certificates by persons authorized to do so shall continue to be valid notwithstanding the subsequent death, resignation, removal or other expiration of the term of office of such persons, unless the Board of Directors shall otherwise direct.

2.03                        Transfer of Shares - Shares shall be transferred only on the books of the Corporation by the person named in the certificate, or by attorney lawfully authorized in writing, and upon surrender of the certificate. A record shall be made of every such transfer.

2.04                        Registered Shareholders - The Corporation shall have the right to treat the registered holder of any shares as the absolute owner thereof, and shall not be bound to recognize any claim to such shares, legal or equitable, on the part of any other person.

2.05                        Closing the Stock Transfer Books - The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date fixed for any meeting of the shareholders, or for payment of any dividend or allotment of rights, or for any change or conversion or exchange of capital stock to go into effect; provided, however, that in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date not exceeding forty (40) days preceding the date fixed for any of said events as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting, or to receive payment of any such dividend or to receive such allotment of rights or to participate in any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment of rights, or to participate in such change, conversion or exchange of capital stock, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, or otherwise, after any such record date. Nothing in this By-Law shall affect the rights of a shareholder and his transferee or transferor as between themselves.

2.06                        Lost or Destroyed Certificates - Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the Corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following: (a) presentation of additional evidence or proof of the loss, destruction or mutilation claimed; (b) advertisement of loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve; (d) the order or approval of a court or judge.

2.07                        Dividends - Dividends may be declared by the Board of Directors from sources permitted by law. The Directors shall be entitled to rely in good faith in declaring dividends upon financial information supplied to them by the officers of the Corporation responsible for the preparation of its financial statements.

2.08                        Regulations - The Board of Directors shall have power and authority to make all such rules and regulations as the Board shall deem expedient regulating the issue, transfer and registration of certificates for shares in this Corporation.

ARTICLE III

Shareholders’ Meetings

3.01                        Place of Meetings - All meetings of shareholders shall be held at the principal office of the Corporation in the State of Michigan, unless otherwise directed or approved by the Board of Directors or by the shareholders holding a majority of the shares of stock of the Corporation outstanding and entitled to vote.

3.02                        Annual Meeting - The annual meeting of shareholders shall be held on the of each year at 2:00 P.M. or on such other date as the Board of Directors may in any year fix not less than thirty (30) days prior to such date. If the day fixed for the annual meeting shall be a legal holiday, the meeting shall be held on the next succeeding business day at the same time. If for any reason the annual meeting of shareholders shall not be held on the day designated by these By-Laws, such meeting may be called and held as a special meeting and the same proceedings may be held thereat as at an annual meeting, including the election of directors.

3.03                        Special Meetings - Special meetings of shareholders may be called by the President and shall be called by the President or Secretary at the written request of the Board of Directors, or at the written request of shareholders holding a majority of the shares of stock of the Corporation outstanding and entitled to vote. The request shall state the purpose or purposes for which the meeting is to be called.

3.04                        Notice - Written notice to every shareholders’ meeting shall be mailed to each shareholder at his address as the same appears on the stock records of the Corporation; at least five (5) days prior to any meeting, and any notice of a special meeting shall state the purpose or purposes thereof. Notice of the time, place and purpose of any shareholders’ meeting may be waived by telegram, radiogram, cablegram or other writing by those not present and entitled to vote thereat, either before or after the holding thereof, and whenever all the shareholders shall meet in person or by proxy, such meeting shall be valid for all purposes, without call or notice. Every notice shall be deemed duly served when the same has been deposited in the United States Mail, with postage fully prepaid plainly addressed to the sendee at his, her or its last address appearing upon the original or duplicate ledger of this Corporation at its registered office in Michigan.

3.05                        List of Shareholders - Prior to each meeting of shareholders the Secretary of the Corporation shall cause to be prepared the list of shareholders required by law and shall display the same at the place of the meeting for ten (10) days prior to and during the meeting in the manner required by law.

3.06                        Quorum - At any meeting of shareholders, the holders of a majority of all the voting shares of the Corporation then outstanding, present in person or by proxy, shall constitute a quorum. Any meeting, including those at which less than a quorum is present, may be adjourned from time to time by vote of a majority of those who attend, and such adjourned meeting may be held without notice other than the announcement at the meeting at which adjournment is voted. When a quorum shall be present upon any such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called. If the shareholder or shareholders shall severally and/or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid as though it had been authorized at a meeting of the shareholders.

3.07                        Voting - Each shareholder shall be entitled to one (1) vote for each share of voting stock registered in his or her name on the books of the Corporation. He may vote in person or by proxy duly appointed by an instrument in writing filed with the Secretary of the meeting. A proxy executed by one or two or more joint holders of shares of the Corporation shall be valid and may be voted at any meeting unless written objection is received by the Board of Directors or the inspectors of election acting thereat prior to announcement of the results of the vote or votes for which the proxy was given from another of the joint holders of the shares covered by the proxy. In elections of directors each shareholder shall have the right to cast one vote per share for the election of as many nominees as there are directors to be elected or to cumulate his shares and either vote them all for one nominee or distribute them among the nominees as he sees fit. Ballots shall be cast at the same time and not separately as to the election of all directors to be elected at the same meeting.

3.08                        Other Corporations - Any other Corporation owning voting shares in this Corporation may vote upon the same by the President of such stockholder corporation, or by proxy appointed by him, unless some other person shall be appointed to vote upon such shares by resolution of the Board of Directors of such stockholder corporation.

3.09                        Chairman and Secretary of Meetings - The Chairman of the Board, President or Vice President and the Secretary or Assistant Secretary shall act as Chairman and Secretary, respectively, directed by the shareholders present.

3.10                        Inspectors of Election - The Board of Directors or the chairman of any meeting of shareholders shall appoint inspectors of election, who need not be shareholders, to determine the right of any person to vote at the meeting, to receive and count the votes cast and to determine and execute their certificate as to the results of the vote. The certificate of the inspectors of election as to the results of any vote shall be prima facie evidence of such results.

ARTICLE IV

Directors

4.01                        Number, Term of Office and Removal - The affairs of this Corporation shall be managed by a Board of Directors consisting of such number of Directors not less than three (3) and not more than fifteen (15) as shall be fixed from time to time by the Board of Directors or by vote of the shareholders. The initial Board of Directors shall consist of those designated as such in the Articles of Incorporation. Thereafter, the Directors shall be elected at least annually by a plurality of the votes cast at such election. Each Director shall hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Directors need not be shareholders of the Corporation. The shareholders may, at any special meeting called for that purpose, remove any member of the Board of Directors, and at such meeting or at any other meeting called for that purpose, may elect a Director to fill the vacancy thus created. At any meeting of the shareholders called for the purpose of removing any Director, the shareholders shall have the right to vote cumulatively on such removal, and no Director shall be removed against whose removel sufficient votes shall be recorded to have elected a Director on the election of a full Board; provided, however, that cumulative shares so voted against the removal of such Director shall not be voted against the removal of any other Director during the term for which the Board was elected.

4.02                        Vacancies - Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors, or otherwise, may be filled by the remaining members of the Board by a majority vote, unless, in the case of removal, the vacancy is filled by the shareholders of the Corporation and such directors so elected shall hold office until their respective successors are elected and qualified at the next annual meeting of shareholders or at any special meeting of shareholders called for such purpose.

4.03                        Organizational Meeting - At the place of holding the annual meeting of shareholders or any special meeting called for the purpose of electing a whole Board of Directors, and immediately following the same, the Board of Directors as constituted upon final adjournment of meeting shall convene without other or further notice than this By-Law for the purpose of electing officers and transacting other business properly brought before it. The organizational meeting in any year may be held at a different time and place by consent of a majority of the Directors of such new Board.

4.04                        Regular Meetings - Regular meetings of the Board of Directors shall be held at such time and at such place or places as the Directors shall from time to time determine. If the time and place of the next regular meeting of the Board is determined at any meeting of the Board, no notice of the meeting shall be required. If the time and place of any regular meeting is otherwise determined, or if the time and place is changed after a prior determination, the Secretary shall give such notice to the Directors as is provided in the case of a special meeting.

4.05                        Special Meetings - Special meetings of the Board of Directors shall be called by the Secretary at any time upon the written request of any two Directors. The Secretary shall give notice of the time, place and purpose of such special meeting to each Director, by mail, telegram or other writing at least two (2) days before the date fixed for such meeting.

At any meeting, regular or special, at which every Director shall be present, even though without notice, any business may be transacted. Notice of the time, place and purpose of any meeting, regular or special, of the Board of Directors may be waived by telegram, radiogram, cablegram or other writing by those not present and entitled to vote thereat, either before or after the holding thereof.

4.06                        Quorum - At all meetings of the Board of Directors, a majority shall constitute a quorum for the transaction of business. Any meeting, including those at which less than a quorum is present, may be adjourned by majority vote of those who attend, and the adjourned meeting may be held without notice except the announcement at the meeting at which adjournment is voted. If the Directors shall severally and/or collectively consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

4.07                        Executive Committee - The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an executive committee which shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between meetings of the Board, subject to such limitations and restrictions as the Board may impose.

4.08                        Compensation of Directors - Directors may, by resolution of the Board, receive salaries, fees and/or expenses for their attendance and services at meetings of the Board and of committees thereof.

ARTICLE V

Officers

5.01                        Title, Appointment and Removal - The Board of Directors shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer, and may elect such other officers, including a Chairman of the Board, as the Board shall deem advisable. Officers shall hold their offices for such terms as shall be determined by the Board. No officer, except the Chairman of the Board and the President, need be a Director, but a Vice President who is not a Director cannot succeed to or fill the office of President. Any two of the above offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or certify any instrument in more than one capacity. The Board of Directors may fix the salaries of the officers of the Corporation.

Any officer or agent may be removed, for or without cause, or any vacancies filled, by a majority of the Board of Directors, whenever, in their judgment, the business interests of the Corporation will be served thereby.

5.02                        Execution of Instruments - The Board of Directors of the Corporation may in any instance designate the officers and agents who shall have authority to execute any contract, conveyance or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board or the President or Vice President and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer may execute the same in the name and on behalf of the Corporation and may affix the corporate seal thereto.

ARTICLE VI

Duties of Officers

6.01                        Chairman of the Board - The Chairman of the Board, if such office is filled, shall be the chief executive officer of the Corporation and shall preside at all meetings of the shareholders at which he is present. He shall see that all orders and resolutions of the Board are carried into effect, and he shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the aurhority to vote all securities of other corporations and business organizations which are held by the Corporation.

6.02                        President - The President shall be the chief operational officer of the Corporation. He shall have the general powers of supervision and management over the operations of the Corporation as are usually vested in the general manager of a corporation. At any time when the office of Chairman of the Board is not filled, the President shall be the chief executive officer of the Corporation and have all powers and duties of such officer described in Section 6.01.

6.03                        Vice President - The Vice Presidents, in the order of their seniority, shall, in the absence or disability of the President, perform his duties and exercise his powers, and shall perform such other duties as the Board of Direcotrs may prescribe.

6.04                        Secretary - The Secretary shall attend all sessions of the Board and all meetings of the shareholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors nad shall perform such other duties as may be prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his duties, powers, and authorities to one or more Assistant Secretaries, unless such delegation be disapproved by the Board of Directors.

6.05                        Treasurer - The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books of the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall render to the President and Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may delegate any of his duties, powers, and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

6.06                        Other Officers - The Board of Directors of the Corporation may require any officer, agent or employee to give bond for the faithful discharge of his duty and for the protection of the Corporation, in such sum and with such surety or sureties as the Board may deem advisable.

ARTICLE VII

Contracts with Directors

7.01                        Contracts with Directors - In the absence of fraud, no contract or other transaction between the Corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the Directors of this Corporation is or are interested in or is a Director or officer, or are Directors or officers, of such other corporation, and any Director or Directors individually or jointly may be a party or parties, or may be interested in any contract or transaction of this Corporation or in which this Corporation is interested, and in the absence of fraud, no contract, act or transaction of this Corporation with any person or persons, firm or corporation, shall be affected or invalidated by the fact that any Director or Directors of this Corporation is a party or are parties to or interested in such contract, act or transaction, or in any way connected with such person or persons, firm or corporation and, in the absence of fraud, each and every person who may become a director of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

ARTICLE VIII

Indemnification

8.01                        Indemnification - Each person now or in the future a Director or officer (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses, including attorneys fees, reasonably incurred by him in connection with any action, suit or proceeding (whether civil or criminal) to which he may be made a party by reason of his being, or having been, a Director or officer of the Corporation, (whether or not he continues to be a Director or officer at the time of incurring such expenses) including the cost of reasonable settlement (other than amounts paid to the Corporation itself) where such settlement is approved by the Corporation. The Corporation shall not, however, indemnify any Director or officer with respect to matters as to which he shall have been finally adjudged in any action, suit or proceeding to have been liable for negligence or misconduct in the performance of his duty as such Director or officer. The foregoing qualification shall not prevent a settlement by the Corporation or a Director prior to final adjudication when such settlement is not predicated on the existence of liability. A settlement shall not be deemed to have been predicated on the existence of liability where a payment is made or consent decree or plea of nolo-contendere is entered for purposes including, but not limited to, (1) avoidance of lenghty and expensive proceedings, (2) adverse publicity harmful to the Corporation, (3) unavailability, after the passage of time, of material witnesses or documentary evidence once existing and related to the subject matter of the action suit or proceeding, or (4) cooperation with a general industry decision not to oppose an action, suit or proceeding which might adversely affect the reputation of the industry. The foregoing right of indemnification shall not be exclusive of other rights to which such Director or officer may be entitled as a matter of law. This provision shall not operate to indemnify any Director or officer if such indemnification is for any reason contrary to law.

ARTICLE IX

Seal

9.01                        The Corporation shall have a seal which shall have inscribed thereon the name of the Corporation, the State of incorporation, and the words “Corporate Seal”. The seal may be used by causing it or a facsimile to be imprinted, affixed or otherwise reproduced.

ARTICLE X

Fiscal Year

10.01                 Fiscal year - The fiscal year of the Corporation shall be such year as is fixed from time to time by the Board of Directors of the Corporation.

ARTICLE XI

Amendments

11.01                 The shareholders or the Board of Directors may alter, amend, add to or repeal these By-Laws, including the fixing and altering of the number of Directors; provided, that the Board of Directors shall not make or alter any By-Laws fixing their number, qualifications, classifications or term of office, and provided further that notice of any meeting of shareholders or Directors called for the purpose of amending these By-Laws shall include notice of the proposed amendments.